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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 29, 2002, except for the last paragraph of Note 2 as to which the date is April 12, 2002, with respect to the financial statements and schedules of CoreComm Limited included in Amendment #4 to the Registration Statement (Form S-4) No. 333-82400 and related Prospectus of CoreComm Holdco, Inc. for the registration of shares of its common stock.


                                                           /s/ ERNST & YOUNG LLP


New York, New York
June 26, 2002